Exhibit 99.1

Press Release

SOURCE: Optical Communication Products, Inc.

Optical Communication Products, Inc. Announces Financial Results for Quarter ended March 31, 2004

Woodland Hills, Calif. - (Business Wire) - April 29, 2004 - Optical Communication Products, Inc. (Nasdaq: OCPI), a manufacturer of fiber optic subsystems and modules for metropolitan area, local area and storage area networks, today reported financial results for the quarter ended March 31, 2004, which is the second quarter of OCP's fiscal year ending September 30, 2004.

Revenue for the second quarter of fiscal 2004 increased 66.3% to $15.9 million from $9.6 million for the same period in fiscal 2003, and increased 15.5% compared with $13.8 million for the first quarter of fiscal 2004. The net loss for the second quarter of 2004 was $97,000 compared to a net loss of $1.7 million for the same period in fiscal 2003, and a net loss of $1.5 million for the first quarter of fiscal 2004. The loss per diluted share for the second quarter of fiscal 2004 was $0.00 per share compared with a loss per diluted share of $0.02 for the same period in fiscal 2003, and a loss per diluted share of $0.01 for the first quarter of fiscal 2004. During the second quarter of fiscal 2004, the Company utilized approximately $1.7 million of inventory in production that had previously been written down to zero.

Revenue for the six months ended March 31, 2004 increased 56.5% to $29.7 million from $19.0 million for the same period in fiscal 2003. The net loss for the six months ended March 31, 2004 was $1.6 million or $0.01 per diluted share, compared to a net loss of $2.9 million or $0.03 per diluted share for the same period in fiscal 2003. During the first six months of fiscal 2004, the Company utilized approximately $2.8 million of inventory in production that had previously been written down to zero.

"We are pleased with the results that we have achieved this quarter, from the perspective of our top line and improvement of our bottom line", said Dr. Muoi Van Tran, OCP's Chairman and CEO. "OCP's financial position remained strong at March 31, 2004, with approximately $130.9 million in cash, cash equivalents and marketable securities."

The current economic environment continues to limit the company's visibility with respect to its long-term revenue forecasts. In the short-term, revenue in the third quarter ending June 30, 2004 is expected to be within the range of $12 million to $14 million.

About OCP

OCP designs, manufactures and sells a comprehensive line of high performance, highly reliable fiber optic subsystems and modules for metropolitan area, local area and storage area networks. OCP's subsystems and modules include optical transmitters, receivers, transceivers and transponders that convert electronic signals into optical signals and back to electronic signals, enabling high-speed communication of voice and data traffic over public and private fiber optic networks. For more information visit OCP's web site at www.ocp-inc.com.

OCP was founded in 1991 and has its headquarters in Woodland Hills, California. Furukawa Electric Co. Ltd., based in Tokyo, beneficially owns 58.7% of OCP's outstanding capital stock as of March 31, 2004.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:


This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements include those detailed under "Risk Factors" and elsewhere in filings with the Securities and Exchange Commission made from time to time by OCP, including its periodic filings on Forms 10-K, 10-Q and 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the risks that the market downturn in the fiberoptic communications market will last longer than anticipated, our customers are unable to reduce their inventory levels in the near-term, and we are unable to diversify and increase our customer base. OCP undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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


                                                 Optical Communication Products, Inc.
                                                       Statements Of Operations
                                                (In thousands, except per share data)


                                        Three months ended March 31,         Six months ended March 31,
                                    ----------------------------------    ---------------------------------
                                          2004               2003             2004                2003
                                    ----------------------------------    ---------------------------------
                                                 (Unaudited)                         (Unaudited)

Revenue                              $       15,909     $        9,568    $       29,678     $       18,968
                                     --------------     --------------    --------------     --------------
Cost of Revenue                               8,777              6,005            16,962             12,444
                                     --------------     --------------    --------------     --------------

Gross Profit                                  7,132              3,563            12,716              6,524
                                     --------------     --------------    --------------     --------------

Operating expenses:

        Research and development              4,565              4,232             8,818              7,243
        Sales and marketing                   1,330              1,103             2,678              2,062
        General and administritive            1,628              1,354             3,224              2,663
                                     --------------     --------------    --------------     --------------

Total expenses                                7,523              6,689            14,720             11,968
                                     --------------     --------------    --------------     --------------

Loss from operations                           (391)            (3,126)           (2,004)            (5,444)
                                     --------------     --------------    --------------     --------------

Other income, net                               294                492               556              1,084
                                     --------------     --------------    --------------     --------------

Loss before income taxes                        (97)            (2,634)           (1,448)            (4,360)


Income tax provision (benefit)                   --               (899)              192             (1,486)
                                     --------------     --------------    --------------     --------------

Net Loss                             $          (97)    $       (1,735)   $       (1,640)    $       (2,874)
                                     ==============     ==============    ==============     ==============

Basic Shares                                112,458            110,720           112,398            110,131
Diluted Shares                              112,458            110,720           112,398            110,131

Basic loss per share                 $        (0.00)    $        (0.02)   $        (0.01)    $        (0.03)
Diluted loss per share               $        (0.00)    $        (0.02)   $        (0.01)    $        (0.03)
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                      Optical Communication Products, Inc.
                                 Balance Sheets
                 (In thousands, except share and per share data)


                                                                                    March 31,            September 30,
                                                                                 ---------------------------------------
ASSETS                                                                                2004                   2003
                                                                                 ---------------------------------------
                                                                                  (unaudited)

Current Assets:
  Cash and cash equivalents                                                       $      65,371           $      64,895
  Marketable securities                                                                  65,542                  65,607
  Accounts receivable less allowance for doubtful accounts:                               9,105                   6,960
  $492 at March 31, 2004 and $459 at September 30, 2003
  Income taxes receivable                                                                11,551                  11,743
  Inventories                                                                             6,947                   5,592
  Prepaid expenses and other current assets                                               2,342                   1,342
                                                                                  -------------           -------------
Total current assets                                                                    160,858                 156,139

Property, plant and equipment, net                                                       35,923                  36,721
Marketable Securities                                                                                             5,048
Intangible assets, net                                                                    1,786                   2,235
                                                                                  -------------           -------------
Total                                                                             $     198,567           $     200,143
                                                                                  =============           =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt                                               $         471           $         471
  Accounts payable                                                                        1,596                   1,169
  Accounts payable to related parties                                                     2,097                   1,061
  Accrued bonus                                                                           3,548                   4,433
  Other accrued expenses                                                                  2,780                   3,159
  Income taxes payable                                                                       26                      26
                                                                                  -------------           -------------
Total current liabilities                                                                10,518                  10,319
                                                                                  -------------           -------------

Long-term debt                                                                              629                     864
Other long-term liabilities                                                                 600                     600

Stockholders' equity:
  Class A - common stock, $.001 par value; 200,000,000 shares authorized, 46,520,731 and 46,297,285 shares issued and outstanding
   at March 31, 2004 and September 30, 2003, respectively.                                   47                      46
  Class B - common stock $.001 par value; 66,000,000 shares authorized,
    66,000,000 shares issued and outstanding at March 31, 2004
   and September 30, 2003, respectively.                                                     66                      66
  Additional paid-in capital                                                            132,811                 132,712
  Retained earnings                                                                      53,896                  55,536
                                                                                  -------------           -------------
          Total stockholders' equity                                                    186,820                 188,360
                                                                                  -------------           -------------
Total                                                                             $     198,567           $     200,143
                                                                                  =============           =============
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